Exhibit 99.1

Financial Contact: Josh Hirsberg (702) 792-7234 joshhirsberg@boydgaming.com	Media Contact: David Strow (702) 792-7386 davidstrow@boydgaming.com

BOYD GAMING COMPLETES ACQUISITION OF FOUR PINNACLE ENTERTAINMENT ASSETS

LAS VEGAS, OCTOBER 15, 2018 /PRNewswire/ — Boyd Gaming Corporation (NYSE: BYD) today announced that it has completed its acquisition of the operations of four properties from Pinnacle Entertainment, Inc.: Ameristar St. Charles (Missouri); Ameristar Kansas City (Missouri); Belterra Casino Resort in Florence, Indiana; and Belterra Park in Cincinnati, Ohio.

As part of the transaction, Boyd Gaming has entered into a master lease agreement with Gaming and Leisure Properties, Inc. (NASDAQ: GLPI), which owns the real estate of Ameristar St. Charles, Ameristar Kansas City and Belterra Casino Resort. Boyd Gaming acquired both the operations and real estate of Belterra Park, utilizing financing from GLPI for the purchase of the Belterra Park real estate assets.

The acquisition follows the Company’s recent purchase of Valley Forge Casino Resort in King of Prussia, Pennsylvania, on September 17. Boyd Gaming now operates 29 casino properties in 10 states–Nevada, Illinois, Indiana, Iowa, Kansas, Louisiana, Mississippi, Missouri, Ohio and Pennsylvania.

“By adding these four high-quality properties, we have significantly expanded our portfolio and enhanced our free cash flow profile at a compelling multiple,” said Keith Smith, President and Chief Executive Officer of Boyd Gaming. “We have gained a strong presence in three of the Midwest’s largest gaming markets, with access to millions of potential new customers. We are pleased to welcome the Ameristar and Belterra team members to Boyd Gaming, and look forward to great success together.”

About Boyd Gaming

Founded in 1975, Boyd Gaming Corporation (NYSE: BYD) is a leading geographically diversified operator of 29 gaming entertainment properties in 10 states. The Company currently operates 1.76 million square feet of casino space, approximately 38,000 gaming machines, 900 table games, more than 11,000 hotel rooms, and 320 food and beverage outlets. With one of the most experienced leadership teams in the casino industry, Boyd Gaming prides itself on offering its guests an outstanding entertainment experience, delivered with unwavering attention to customer service. For additional Company information and press releases, visit www.boydgaming.com.

Forward-looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements contain words such as “may,” “will,” “might,” “expect,” “believe,” “anticipate,” “could,” “would,” “estimate,” “continue,” “pursue,” or the negative thereof or comparable terminology, and include (without limitation) statements regarding Boyd Gaming’s significant expansion of its portfolio and its enhanced free cash flow profile at a compelling multiple. These forward-looking statements are based upon the current beliefs and expectations of management and involve certain risks and uncertainties, including (without limitation) risks associated with changes to the financial conditions or the economic conditions in the areas in which Boyd Gaming operates; the fact that Boyd Gaming’s expansion projects are subject to many risks inherent in expansion, development or construction of a new or existing project; competition; litigation; financial community and rating agency perceptions of Boyd Gaming and its subsidiaries; changes in laws and regulations, including increased taxes; the availability and price of energy, weather, regulation, economic, credit and capital market conditions; and the effects of war, terrorist or similar activity. Additional factors are discussed in “Risk Factors” in Boyd Gaming’s annual, periodic and current reports filed from time to time with the Securities and Exchange Commission. All forward-looking statements in this press release are made as of the date hereof, based on information available to Boyd Gaming as of the date hereof, and Boyd Gaming assumes no obligation to update any forward-looking statement.